EXHIBIT 10.13

Extension Loan Agreement

Borrower (Party A):Winner Industries (Shenzhen ) Co., Ltd.
Address: Winner Industrial Park, Bulong Road, Longhua Town, Shenzhen City
Legal Representative: Jianquan Li

Lender (Party B): Shenzhen Longhua Branch of Industrial and Commercial Bank of China
Address: ICBC Building, Renming Rd., Longhua Town, Shenzhen City
Person in charge: Lin Xiao

Guarantor (Party C):

Winner Medical and Textile Ltd. Tianmen
Address:No.47 south of Jianshe Road, Yuekou Town, Tianmen City, Hubei
Legal Representative: Jianquan Li

Winner Medical and Textile Ltd. Jingmen
Address: Pailou County Jinmen City Hubei
Legal Representative: Jianquan Li

Winner Medical and Textile Ltd. Yichang
Address:No.20 Jiangxia Avenue, Jiangkou Town, Zhijiang City, Hubei
Legal Representative: Li jianquan

Date: September 28th 2005

Place: Shenzhen

Whereas

Party A fails to repay the loan amount of the Loan Contract numbered Gong Yin Shen Duan Jie Longhua Zi 2004 Nian No. 065 (“Original Loan Contract”) entered with Party B. Party A applied in writing to Party B on September 19th 2005 for extension of the Loan.

Party C, as guarantor of Party A, has agreed to offer guarantee for the extension according to the Guarantee Contract numbered Gong Yin Shen Gao Bao Longhua Zi 2004 Nian No.004 (“Original Guarantee Contract”) entered by Party B and Party C.

Party B has agreed to such extension of the Loan under the Original Loan Contract entered with Party A. In order to clarify the rights and obligations of parties in the term of extension and in premises of the validity of the Original Loan Contract and Original Guarantee Contract, the parties have reached the following agreements.

1.	Party A has borrowed a loan of RMB 4,000,000 Yuan and has repaid RMB 0 Yuan. So an amount of RMB 4,000,000 Yuan shall be repaid during the term of extension.

2.	The term of the Original Loan Contract is from October 8th 2004 to September 28th 2005 and the term of extension is form September 28th 2005 to March 27th 2006.

3.	Interest of the Loan during the term of extension is fixed interest rate per annum 5.76% (or monthly interest rate 4.8 ‰)

If the People’s Bank of China adjusts the rate during the term of extension and such adjustment is applicable to the Loan, Party B is entitled to calculate interest on the Loan at the interest rate and in the method after the adjustment without informing Party A.

4.	The Loan of the Agreement shall be repaid in one trenche before the expiry of extension term.

5.
If Party A fails to make timely payment for the principal and interest of the Loan under this Agreement, Party B is entitled charge interest on the default amount at the interest rate equaling to 1.3 times of the normal loan interest rate. Party B is also entitled to charge interest on overdue interest.

6.
Party C shall still undertake the joint and several guarantee liabilities stated in the Original Guarantee Contract numbered Gong Yin Shen Gao Bao Longhua Zi 2004 Nian No.004. But the term of guarantee is changed to two years from the next day of the expiry date of the extension term. If Party B declares to withdraw the Loan before due date in accordance with the previsions of the Original Loan Contract, the term of guarantee shall be two years from the next day of the repay date stated in the notice issued by Party B.

7.
The Original Loan Contract and the Original Guarantee Contract still remain effective except that additional rules reached in this Agreement. Remaining issues shall be adjusted and explained by the Original Loan Contract and the Original Guarantee Contract.

8.	Attachment of this Agreement constitutes an integral part of this Agreement. It includes a Confirmation Letter for Important Contract Obligation Reminder.

9.	This Agreement shall become effective once it is signed and stamped by all the three parties to the date that all payments under this Agreement and the Original Loan Contract are paid off.

10.	This Agreement is executed in 5 counterparts with each party holding one copy and they are of the same legal force.

11.	Miscellaneous

10.1	Party A shall conduct the property mortgage procedure as supplemental guarantee of extension by November 13th 2005 otherwise Party B is entitled to withdraw all the amount of the Loan before due date.

10.2	Party A shall inform Party B in advance and obtain consent from Party B for its guarantee to other party, capital expenditure, restructuring of assets and flow of vast amount, etc.

10.3	Party A promises to conduct bank balance through Party B for its newly added export.

PARTY A: WINNER INDUSTRIES (SHENZHEN) CO., LTD. (official seal)

LEGAL REPRESENTATIVE: Jianquan Li
DATE: September 28th 2005

PARTY B: LONGHUA BRANCH OF INDUSTRIAL AND COMMERCIAL BANK OF CHINA (official seal)

PERSON IN CHARGE (AUTHORIZED REPRESENTATIVE): Huijian Chen
DATE: September 28th 2005

PARTY C:

WINNER MEDICAL ú TEXTILE LTD. TIANMEN (official seal)

LEGAL REPRESENTATIVE: Jianquan Li
DATE: September 28th 2005

WINNER MEDICAL ú TEXTILE LTD. JINGMEN (official seal)

LEGAL REPRESENTATIVE: Jianquan Li
DATE: September 28th 2005

WINNER MEDICAL ú TEXTILE LTD. YICHANG (official seal)

LEGAL REPRESENTATIVE: Jianquan Li
DATE: September 28th 2005

Attachment

Confirmation Letter for Important Contract Obligation Reminder

To: Shenzhen Longhua Branch of Industrial and Commercial Bank of China

As a party to the Extension Agreement (Contract number: ) to be sighed with your good bank, we hereby confirm that we have paid due attention to the underlined clauses stipulating the major obligations of our side and we accept such clauses.

Confirming Party (official seal): Winner Industries (Shenzhen) Co., Ltd.

Legal representative (signature): Jianquan Li

September 28th, 2005